Exhibit 21.1

List of Subsidiaries

A table of the expected subsidiaries of GCI Liberty, Inc. following the split-off is set forth below, indicating as to each the state or jurisdiction of organization and the names under which such subsidiaries do business.

Subsidiary	Jurisdiction of Organization	Name Doing Business As

Alaska United Fiber System Partnership	Alaska	Alaska United Fiber System Partnership, Alaska United Fiber System, Alaska United

BBN, Inc.	Alaska	BBN, BBN, Inc.

BCY Holdings, Inc.	Delaware	BCY Holdings, Inc.

Bortek, LLC	Delaware	Bortek, Bortek, LLC

Broadband Holdco, LLC	Delaware	Broadband Holdco, LLC

Celebrate Interactive LLC	Delaware	Celebrate Interactive LLC

Centennial Rural Development, Inc.	Delaware	Centennial Rural Development, Inc.

Cool Kicks Media, LLC	Delaware	Cool Kicks Media, LLC

Cycle30, Inc.	Alaska	Cycle30, Inc., Cycle30

Denali Media Anchorage, Corp.	Alaska	Denali Media Anchorage, Corp.

Denali Media Holdings, Corp.	Alaska	Denali Media Holdings, Corp., DMH

Denali Media Juneau, Corp.	Alaska	Denali Media Juneau, Corp.

Denali Media Southeast, Corp.	Alaska	Denali Media Southeast, Corp.

Evite, Inc.	Delaware	Evite, Inc.

GCI, LLC	Delaware	GCI, LLC

GCI Cable, Inc.	Alaska	GCI Cable, GCI Cable, Inc.

GCI Communication Corp.	Alaska	GCI, GCC, GCICC, GCI Communication Corp.

GCI Community Development, LLC	Alaska	GCI Community Development, LLC

GCI Fiber Communication Co., Inc.	Alaska	GCI Fiber Communication, Co., Inc., GFCC, Kanas

GCI Holdings, LLC	Delaware	GCI Holdings, LLC

GCI NADC LLC	Alaska	GCI, GCI NADC LLC

GCI SADC LLC	Alaska	GCI, GCI SADC LLC

GCI Wireless Holdings, LLC	Alaska	GCI Wireless Holdings, LLC

Integrated Logic, LLC	Alaska	Integrated Logic

Kodiak-Kenai Cable Co., LLC	Alaska	KKCC, Kodiak-Kenai Cable Co., LLC

Kodiak-Kenai Fiber Link, Inc.	Alaska	KKFL, Kodiak-Kenai Fiber Link, Inc.

Liberty Digital Commerce, LLC	Delaware	Liberty Digital Commerce, LLC

Liberty Interactive Advertising, LLC	Delaware	Liberty Advertising

LIC Tree, LLC	Delaware	LIC Tree, LLC

LIC Tree 2, LLC	Delaware	LIC Tree 2, LLC

LIC Ventures Marginco, LLC	Delaware	LIC Ventures Marginco, LLC

LMC Lockerz, LLC	Delaware	LMC Lockerz, LLC

LMC Social, LLC	Delaware	LMC Social, LLC

LV Basket Marginco, LLC	Delaware	LV Basket Marginco, LLC

LV Bridge, LLC	Delaware	LV Bridge, LLC

Potter View Development Co., Inc.	Alaska	Potter View Development Co., Inc.

Provide Gifts, Inc.	Delaware	Provide Gifts, Inc.

Supervision, Inc.	Alaska	Supervision, Supervision, Inc.

The Alaska Wireless Network, LLC	Delaware	The Alaska Wireless Network, AWN

Unicom, Inc.	Alaska	Unicom, Inc., Unicom

United-KUC, Inc.	Alaska	United-KUC, Inc., United-KUC, KUC

United Utilities, Inc.	Alaska	United Utilities, Inc. United Utilities, UUI

United2, LLC	Alaska	United2, LLC, United2

Ventures Holdco, LLC	Delaware	Ventures Holdco, LLC

Yukon Tech, Inc.	Alaska	Yukon Tech, Yukon Tech, Inc.

Yukon Telephone Company, Inc.	Alaska	Yukon Tel, Yukon Telephone Company, Inc.